UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 7, 2012

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33211 (Commission File Number)	54-2157878 (IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Wells Fargo Facility

On December, 7, 2012, NewStar Business Funding 2012-1, LLC (“NBF”) and NewStar Business Credit, LLC (“NBC”), each a subsidiary of NewStar Financial, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”) by and among NBF as the borrower, NBC as the servicer, Wells Fargo Bank, National Association as the administrative agent and lender, U.S. Bank National Association as the trustee and certain lenders party thereto, establishing a $75,000,000 revolving credit facility (the “Credit Facility”). Under the Credit Facility, NBC, as servicer for NBF and the Company as guarantor of the servicer, may borrow under the facility to partially fund eligible asset-based loan origination. Advances under the facility may be drawn, repaid and drawn again, subject to availability under a borrowing base. The Credit Facility provides for commitments under the facility to be increased to an amount up to $150,000,000 upon the request of the borrower and the agreement of the administrative agent and lender. The Credit Facility matures on December 7, 2015, subject to early termination or extension as provided in the Loan and Security Agreement.

The Loan and Security Agreement provides for usual and customary events of default and servicer defaults for asset-backed credit facilities of this nature, including, but not limited to, nonpayment, breach of covenants, misrepresentations and bankruptcy. Upon an occurrence of an event of default, the administrative agent may foreclose upon and accelerate the maturity date of this facility, subject to certain grace and cure periods.

The Company and certain of its subsidiaries have two other credit facilities with Wells Fargo Bank, National Association, including a $150 million credit facility and a $75 million credit facility to fund new equipment lease and loan originations.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

DZ Facility

On December 7, 2012, the Company entered into the Third Amended and Restated Revolving Credit Agreement (the “Amendment”) by and among NewStar Business Credit, LLC as the originator, servicer and guarantor, the Company as a guarantor, NewStar Business Funding 2010-1, LLC as the borrower, Autobahn Funding Company LLC as the conduit lender, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt AM Main as the committed lender, administrative agent and liquidity agent, and U.S. Bank National Association as the trustee.

The Amendment, among other things, (a) decreases the commitment amount to $150,000,000 from $225,000,000 through April 23, 2013, (b) reduces the commitment amount to $125,000,000 from $150,000,000 on and after April 24, 2013, and (c) extends the maturity date of the credit facility to June 30, 2015.

The Amendment also requires the borrower and the Company to comply with various financial and other covenants. In addition, the Amendment contains customary events of default and servicer defaults (subject to certain materiality thresholds and grace and cure periods) customary for transactions of this type.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Loan and Security Agreement, dated as of December 7, 2012, by and among NewStar Business Funding 2012-1, LLC, NewStar Business Credit, LLC, Wells Fargo Bank, National Association, and U.S. Bank National Association. Filed herewith.

10.2	Third Amended and Restated Revolving Credit Agreement, dated as of December 7, 2012, by and among NewStar Business Credit, LLC, NewStar Financial, Inc., NewStar Business Funding 2010-1, LLC, Autobahn Funding Company LLC, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt AM Main, and U.S. Bank National Association. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: December 10, 2012	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of December 7, 2012, by and among NewStar Business Funding 2012-1, LLC, NewStar Business Credit, LLC, Wells Fargo Bank, National Association, and U.S. Bank National Association. Filed herewith.

10.2	10.2 Third Amended and Restated Revolving Credit Agreement, dated as of December 7, 2012, by and among NewStar Business Credit, LLC, NewStar Financial, Inc., NewStar Business Funding 2010-1, LLC, Autobahn Funding Company LLC, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt AM Main, and U.S. Bank National Association. Filed herewith.